August 4, 2020

Owens & Minor Reports 2nd Quarter Financial Results
•Reports improved results for the 3rd consecutive quarter
• Doubles full year adjusted EPS guidance to $1.00 to $1.20
•Reconfirms expectation of double digit adjusted EPS growth in 2021

RICHMOND, VA – August 4, 2020 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the second quarter of 2020, as summarized in the table below.

“I am tremendously proud of our continued focus and intensity, resulting in improved financial performance and further strengthening our foundation for long-term profitable growth.  The exceptional dedication of our teammates was demonstrated by their response to unprecedented demand for our products and flexibility in addressing the volatility of elective procedures. The way we operated is consistent with our IDEAL values and our Mission to ‘Empower our Customers to Advance Healthcare,’ said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.  “During this quarter we continued to achieve operating efficiencies and productivity improvements while expanding our Americas based manufacturing capacity, which we believe positions Owens & Minor to increase our earnings expectations for the remainder of the year. These operational improvements allow us to reconfirm double-digit adjusted EPS growth guidance for 2021, above the revised guidance for 2020. Finally, we successfully closed the Movianto sale in June, delivering on what we said we would do, and now we are better positioned to focus on and invest in our strategic pillars – Distribution, Products and Services.”

Financial Summary[1]			YTD	YTD
($ in millions, except per share data)	2Q20	2Q19	2020	2019

Revenue	$1,808	$2,377	$3,930	$4,728

Operating Income, GAAP[2]	$22.2	$15.9	$33.0	$32.5
Adj. Operating Income, Non-GAAP[2]	$38.9	$35.0	$66.3	$66.1

Income (Loss) from continuing operations, GAAP[2]	$0.2	($9.7)	($8.7)	($20.7)
Adj. Net Income, Non-GAAP[2]	$12.5	$6.3	$14.9	$10.0

Income (Loss) from continuing operations per share, GAAP[2]	-	($0.16)	($0.14)	($0.34)
Adj. Net Income per share, Non-GAAP[2]	$0.20	$0.10	$0.24	$0.16

1. Adjusted net income and Adjusted net income per share relate to continuing operations.
2. Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

2nd Quarter 2020 Company Highlights
•Doubled adjusted net income per share compared to the second quarter of 2019.
•Delivered adjusted operating margin expansion of 68 basis points compared to prior year.
•Improved financial performance a result of:
▪Improved productivity
▪Increased manufacturing output related to PPE
▪Capitalizing on an earlier than expected increase in elective procedures
▪Favorable revenue mix
▪Continued execution and delivery of operating efficiencies
•Strong performance in Q2 has provided a line of sight to allow Owens & Minor to:
▪Double 2020 full year adjusted EPS guidance to $1.00 to $1.20
▪Reconfirm double digit adjusted EPS growth in 2021
•Generated $57 million of operating cash flow in the second quarter from increased earnings and working capital improvements.
•Completed the sale of its European logistics business, Movianto.
•Reduced total debt by $137 million, and set aside an additional $79 million in cash for future debt reduction. Total debt reduction year-to-date is $161 million with $332 million of debt reduction over the last five quarters.
•Reached a milestone in the COVID-19 fight with nearly five billion units of PPE shipped since February 2020.
•Continued to invest in infrastructure, services, and technology.

Financial Outlook
Subject to the key assumptions below, the Company expects adjusted net income for 2020 to be in a range of $1.00 to $1.201 per share. The Company also continues to believe that it remains positioned to deliver double-digit earnings growth in 2021.

Key assumptions supporting the Company’s 2020 adjusted net income per share guidance:
•Increase in PPE production capacity remains on schedule for the balance of 2020.
•Elective procedures are in line with June 2020 levels for the remainder of the year.
•Foreign exchange expected to have minimal impact for the full year.

1.On a continuing operations basis.

Although the Company does provide guidance for adjusted net income per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amount are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company’s adjusted net income per share guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Dividend Information
The Board of Directors approved a third quarter 2020 dividend payment of $0.0025 per share, payable on September 30, 2020, to shareholders of record as of September 15, 2020.

Investor Conference Call for 2nd Quarter Financial Results
Owens & Minor executives will host a conference call at 4:30 p.m. EDT on Tuesday, August 4, 2020, to discuss the results. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is 3127986. A webcast of the event will be available at www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2020 financial performance, earnings growth beyond 2020, the impact of COVID-19 on the Company’s results and operations, as well as other statements related to the Company’s expectations regarding the performance of its business and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With over 15,000 dedicated teammates serving healthcare industry customers in 70 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The Company has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contact
Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, Chuck.Graves@owens-minor.com

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2020	2019
Net revenue	$1,807,719	$2,376,705
Cost of goods sold	1,538,312	2,090,187
Gross margin	269,407	286,518
Distribution, selling and administrative expenses	241,734	264,215
Acquisition-related and exit and realignment charges	6,054	5,390
Other operating (income) expense, net	(577)	1,014
Operating income	22,196	15,899
Interest expense, net	21,605	26,048
Other (income) expense, net	(4,552)	731
Income (loss) from continuing operations before income taxes	5,143	(10,880)
Income tax provision (benefit)	4,982	(1,146)
Income (loss) from continuing operations, net of tax	161	(9,734)
Loss from discontinued operations, net of tax	(55,788)	(742)
Net loss	$(55,627)	$(10,476)

Income (loss) from continuing operations per common share: basic and diluted	$—	$(0.16)
Loss from discontinued operations per common share: basic and diluted	(0.91)	(0.01)
Net loss per common share: basic and diluted	$(0.91)	$(0.17)

	Six Months Ended June 30,
	2020	2019
Net revenue	$3,930,412	$4,727,544
Cost of goods sold	3,392,445	4,164,407
Gross margin	537,967	563,137
Distribution, selling and administrative expenses	495,782	519,326
Acquisition-related and exit and realignment charges	12,118	10,254
Other operating (income) expense, net	(2,886)	1,056
Operating income	32,953	32,501
Interest expense, net	44,948	51,506
Other expense, net	294	3,464
Loss from continuing operations before income taxes	(12,289)	(22,469)
Income tax benefit	(3,541)	(1,816)
Loss from continuing operations, net of tax	(8,748)	(20,653)
Loss from discontinued operations, net of tax	(58,203)	(3,919)
Net loss	$(66,951)	$(24,572)

Loss from continuing operations per common share: basic and diluted	$(0.14)	$(0.34)
Loss from discontinued operations per common share: basic and diluted	(0.96)	(0.07)
Net loss per common share: basic and diluted	$(1.10)	$(0.41)

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$101,276	$67,030
Accounts receivable, net of allowances of $23,319 and $21,015	633,647	674,706
Merchandise inventories	1,040,861	1,146,192
Other current assets	175,244	79,372
Current assets of discontinued operations	—	439,983
Total current assets	1,951,028	2,407,283
Property and equipment, net of accumulated depreciation of $264,169 and $245,718	297,033	315,427
Operating lease assets	142,200	142,219
Goodwill	391,670	393,181
Intangible assets, net	262,539	285,018
Other assets, net	93,316	99,956
Total assets	$3,137,786	$3,643,084
Liabilities and equity
Current liabilities
Accounts payable	$824,131	$808,035
Accrued payroll and related liabilities	54,445	53,584
Other current liabilities	317,658	231,029
Current liabilities of discontinued operations	—	323,511
Total current liabilities	1,196,234	1,416,159
Long-term debt, excluding current portion	1,269,854	1,508,415
Operating lease liabilities, excluding current portion	117,800	117,080
Deferred income taxes	41,430	40,550
Other liabilities	117,306	98,726
Total liabilities	2,742,624	3,180,930
Total equity	395,162	462,154
Total liabilities and equity	$3,137,786	$3,643,084

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net loss	$(66,951)	$(24,572)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	48,804	58,902
Share-based compensation expense	7,814	8,093
Loss on divestiture	65,472	—
Provision for losses on accounts receivable	7,589	6,534
Deferred income tax expense (benefit)	4,269	(14,597)
Changes in operating lease right-of-use assets and lease liabilities	(1,029)	(616)
Changes in operating assets and liabilities:
Accounts receivable	37,154	(23,346)
Merchandise inventories	107,083	52,346
Accounts payable	16,395	(71,704)
Net change in other assets and liabilities	(76,289)	32,226
Other, net	146	5,748
Cash provided by operating activities	150,457	29,014
Investing activities:
Proceeds from divestiture	133,000	—
Additions to property and equipment	(8,733)	(21,020)
Additions to computer software	(3,409)	(4,511)
Proceeds from sale of property and equipment	69	339
Proceeds from cash surrender value of life insurance policies	6,032	—
Cash provided by (used for) investing activities	126,959	(25,192)
Financing activities:
Proceeds from issuance of debt	150,000	—
(Repayments) borrowings under revolving credit facility	(47,900)	19,900
Repayments of debt	(258,005)	(24,788)
Financing costs paid	(10,367)	(4,313)
Cash dividends paid	(311)	(4,918)
Other, net	(4,479)	(1,934)
Cash used for financing activities	(171,062)	(16,053)
Effect of exchange rate changes on cash and cash equivalents	5,412	203
Net increase (decrease) in cash, cash equivalents and restricted cash	111,766	(12,028)
Cash, cash equivalents and restricted cash at beginning of period	84,687	103,367
Cash, cash equivalents and restricted cash at end of period (1)	$196,453	$91,339
Supplemental disclosure of cash flow information:
Income taxes paid (received), net of refunds	$5,975	$(13,929)
Interest paid	$43,840	$53,183
(1) Restricted cash as of June 30, 2020 represents $78.9 million held in a designated account as required by the Fifth Amendment to the Credit Agreement, which stipulates that the cash proceeds from the sale of the Movianto business is to be used to repay the 2021 Notes or the Term Loans; and $16.3 million held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) Advanced Program.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2020		2019
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$1,548,639	85.67%	$2,134,469	89.81%
Global Products	370,401	20.49%	363,889	15.31%
Total segment net revenue	1,919,040		2,498,358
Inter-segment revenue
Global Products	(111,321)	(6.16)%	(121,653)	(5.12)%
Total inter-segment revenue	(111,321)		(121,653)
Consolidated net revenue	$1,807,719	100.00%	$2,376,705	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$(10,141)	(0.65)%	$17,734	0.83%
Global Products	51,774	13.98%	17,949	4.93%
Inter-segment eliminations	(2,772)		(729)
Intangible amortization	(10,611)		(12,756)
Acquisition-related and exit and realignment charges	(6,054)		(5,390)
Other (1)	—		(909)
Consolidated operating income	$22,196	1.23%	$15,899	0.67%

Depreciation and amortization:
Global Solutions	$11,065		$9,715
Global Products	13,826		15,246
Discontinued operations	—		5,221
Consolidated depreciation and amortization	$24,891		$30,182

Capital expenditures:
Global Solutions	$2,931		$1,196
Global Products	2,135		3,880
Discontinued operations	1,363		6,176
Consolidated capital expenditures	$6,429		$11,252
(1) 2019 included interest cost and net actuarial losses related to the U.S. Retirement Plan as well as Software as a Service (SaaS) implementation costs associated with the upgrading of our global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2020		2019
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$3,396,233	86.41%	$4,258,068	90.07%
Global Products	761,593	19.38%	710,974	15.04%
Total segment net revenue	4,157,826		4,969,042
Inter-segment revenue
Global Products	(227,414)	(5.79)%	(241,498)	(5.11)%
Total inter-segment revenue	(227,414)		(241,498)
Consolidated net revenue	$3,930,412	100.00%	$4,727,544	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$(2,450)	(0.07)%	$39,375	0.92%
Global Products	70,345	9.24%	25,673	3.61%
Inter-segment eliminations	(1,603)		1,017
Intangible amortization	(21,221)		(22,781)
Acquisition-related and exit and realignment charges	(12,118)		(10,254)
Other (1)	—		(529)
Consolidated operating income	$32,953	0.84%	$32,501	0.69%

Depreciation and amortization:
Global Solutions	$21,701		$20,215
Global Products	27,103		27,853
Discontinued operations	—		10,834
Consolidated depreciation and amortization	$48,804		$58,902

Capital expenditures:
Global Solutions	$3,963		$4,537
Global Products	5,152		6,783
Discontinued operations	3,027		14,211
Consolidated capital expenditures	$12,142		$25,531
(1) 2019 included interest cost and net actuarial losses related to the U.S. Retirement Plan as well as Software as a Service (SaaS) implementation costs associated with the upgrading of our global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
Net Loss per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2020	2019	2020	2019
Weighted average shares outstanding - basic and diluted	61,128	59,805	60,819	60,403

Income (loss) from continuing operations	$161	$(9,734)	$(8,748)	$(20,653)
Basic and diluted per share	$—	$(0.16)	$(0.14)	$(0.34)

Loss from discontinued operations	$(55,788)	$(742)	$(58,203)	$(3,919)
Basic and diluted per share	$(0.91)	$(0.01)	$(0.96)	$(0.07)

Net loss	$(55,627)	$(10,476)	$(66,951)	$(24,572)
Basic and diluted per share	$(0.91)	$(0.17)	$(1.10)	$(0.41)

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)

The following table provides a reconciliation of reported operating income and income (loss) from continuing operations to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands except per share data)	2020	2019	2020	2019
Operating income, as reported (GAAP)	$22,196	$15,899	$32,953	$32,501
Intangible amortization (1)	10,611	12,755	21,221	22,781
Acquisition-related and exit and realignment charges(2)	6,054	5,390	12,118	10,253
Software as a Service implementation costs (3)	—	1,640	—	1,991
Other (4)	—	(731)	—	(1,461)
Operating income, adjusted (non-GAAP) (Adjusted Operated Income)	$38,861	$34,953	$66,292	$66,065
Operating income as a percent of revenue (GAAP)	1.23%	0.67%	0.84%	0.69%
Adjusted operating income as a percent of revenue (non-GAAP)	2.15%	1.47%	1.69%	1.40%

Income (loss) from continuing operations, as reported (GAAP)	$161	$(9,734)	$(8,748)	$(20,653)
Intangible amortization (1)	10,611	12,755	21,221	22,781
Income tax expense (benefit) (7)	430	(2,505)	(2,831)	(3,855)
Acquisition-related and exit and realignment charges(2)	6,054	5,390	12,118	10,253
Income tax expense (benefit) (7)	245	(944)	(1,616)	(1,679)
Software as a Service implementation costs (3)	—	1,640	—	1,991
Income tax expense (benefit) (7)	—	(302)	—	(353)
(Gain) loss on extinguishment and modification of debt (5)	(1,856)	—	2,271	2,003
Income tax expense (benefit) (7)	(75)	—	(303)	(524)
Other (4)	(2,909)	—	(2,331)	—
Income tax expense (benefit) (7)	(118)	—	311	—
Tax adjustment (6)	—	—	(5,187)	—
Income from continuing operations, adjusted (non-GAAP) (Adjusted Net Income)	$12,543	$6,300	$14,905	$9,964

Income (loss) from continuing operations per diluted common share, as reported (GAAP)	$—	$(0.16)	$(0.14)	$(0.34)
Intangible amortization (1)	0.18	0.17	0.31	0.31
Acquisition-related and exit and realignment charges(2)	0.10	0.07	0.17	0.14
Software as a Service implementation costs (3)	—	0.02	—	0.03
(Gain) loss on extinguishment and modification of debt (5)	(0.03)	—	0.03	0.02
Other (4)	(0.05)	—	(0.04)	—
Tax adjustment (6)	—	—	(0.09)	—
Income from continuing operations per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.20	$0.10	$0.24	$0.16

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related charges were $3.9 million and $8.1 million for the three and six months ended June 30, 2020, compared to $3.7 million and $7.8 million for the same periods of 2019. Acquisition-related charges in 2020 and 2019 consist primarily of transition costs for the Halyard acquisition. Exit and realignment charges were $2.2 million and $4.0 million for the three and six months ended June 30, 2020, compared to $1.7 million and $2.4 million for the same periods of 2019. Exit and realignment charges in 2020 were associated with severance from reduction in force and other costs related to the reorganization of the U.S. commercial, operations and executive teams. Exit and realignment charges in 2019 were associated with severance costs, the establishment of our client engagement center, and IT restructuring charges.
(3) Software as a Service (SaaS) implementation costs were associated with significant global IT platforms in connection with the redesign of our global information system strategy.
(4) Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan of $0.6 million and $1.2 million for the three and six months ended June 30, 2020, respectively, and gain from the surrender of company-owned life insurance policies of $(3.5) million for the three and six months ended June 30, 2020. Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan for the three and six months ended June 30, 2019.
(5) (Gain) loss on extinguishment and modification of debt in 2020 includes the write-off of deferred financing costs of $0.3 million and $2.4 million and third party fees of $0.8 million and $3.0 million, which was offset by a gain on extinguishment of debt related to the partial repurchase of our 2021 and 2024 Notes of $(2.9) million and $(3.1) million, for the three and six months ended June 30, 2020, respectively. (Gain) loss on extinguishment and modification of debt in 2019 includes the write-off of deferred financing costs.
(6) Includes a tax adjustment associated with the estimated benefits under the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(7) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.